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                                                                     EXHIBIT 23


                         INDEPENDENT AUDITORS' CONSENT


        We consent to the incorporation by reference in Registration Statement Nos. 33-69672, 33-37396, and 33-40280 of OEC Medical Systems, Inc. on Forms S-8 of our report dated January 21, 1997, appearing in and incorporated by reference in the Annual Report on Form 10-K of OEC Medical Systems, Inc. for the year ended December 31, 1996.



/s/  DELOITTE & TOUCHE LLP
------------------------------
DELOITTE & TOUCHE LLP



Salt Lake City, Utah
March 26, 1997